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                                                             Exhibit 23.6

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, (333-12789) and (333-24581); Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of the U.S. Office
Products Company of our report dated on March 6, 1996 with respect to the combined financial statements of United Envelope Co., Inc. and its affiliate for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statements) which report appears in the Annual Report on Form 10-K/A Amendment No. 1 of the U.S. Office Products Company for the year ended April 26, 1997.

/s/HERTZ, HERSON & COMPANY, LLP

New York, New York
August 18, 1997